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                                                                   EXHIBIT 99(f)

                         [LETTERHEAD OF MERRILL LYNCH]


                           Consent of Merrill Lynch
                           ------------------------


        We hereby consent to the use of our opinion letter dated December 1, 1995 to the Board of Directors of UJB Financial Corp. included as Appendix C to the Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of UJB Financial Corp. with The Summit Bancorporation and to the references to such opinion in such Proxy Statement under the caption "Opinion of Financial Advisor". In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that the terms "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                     INCORPORATED


                                        By  /s/ Michael F. Barry
                                          ----------------------------------
                                               Director - Merrill Lynch
                                               Investment Banking Group


December 1, 1995